SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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TVI CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TVI Corporation

7100 Holladay Tyler Road

Glenn Dale, Maryland 20769

April 30, 2007

Dear Stockholders:

It is my pleasure to invite you to the 2007 Annual Meeting of Stockholders of TVI Corporation to be held on Thursday, May 24, 2007 at 10:00 a.m., prevailing local time, at the Company’s headquarters located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769.

As discussed in the enclosed Proxy Statement, the Annual Meeting will be devoted to the election of a director, the ratification of the appointment of our registered independent public accountants and consideration of any other business matters properly brought before the Annual Meeting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements, is also enclosed.

At the Annual Meeting, we will also report on important activities and recent developments of the Company and review the Company’s 2006 financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other key executives of the Company.

Whether or not you plan to attend, and regardless of the number of TVI shares you own, it is important that your shares be represented at the Annual Meeting. I urge you, therefore, to complete, sign, date and return your proxy card promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

I hope that you will attend the 2007 Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

Very truly yours,

Harley A. Hughes, Interim President and Chief Executive Officer

TVI CORPORATION

7100 Holladay Tyler Road, Glenn Dale, Maryland 20769

301-352-8800

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS OF TVI CORPORATION

TO BE HELD ON THURSDAY, MAY 24, 2007

Dear Stockholder:

The 2007 Annual Meeting of Stockholders of TVI Corporation will be held at 10:00 a.m., prevailing local time, on Thursday, May 24, 2007 at our offices located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769. The purposes of the Annual Meeting are to:

1. Elect one (1) Class C directors to our Board of Directors to serve for a term of three years, and until his successor is elected and duly qualified.

2. Ratify the selection of Stegman & Company as our registered independent public accounting firm for the fiscal year ending December 31, 2007.

3. Transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. We are not currently aware of any other matters that may come before the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Please carefully read the attached proxy statement for additional information regarding the matters to be considered and acted upon at the Annual Meeting.

The Board of Directors has fixed the close of business on March 22, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person by ballot.

BY ORDER OF THE BOARD OF DIRECTORS

Sean R. Hunt, Vice President and Secretary

Glenn Dale, Maryland

April 30, 2007

TVI CORPORATION

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ON VOTING PROCEDURES

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the election of a director and the ratification of the selection of our independent registered public accounting firm. In addition, Company management will report on 2006 financial and operating results, discuss recent developments and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only stockholders of record at the close of business on the record date, March 22, 2007 (the “Record Date”), or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the Annual Meeting, and vote the shares that they held on that date at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the close of business on the Record Date there were 33,227,740 shares of Common Stock issued, outstanding and entitled to vote. Each share has one vote. You may not cumulate votes in the election of directors.

When were the enclosed solicitation materials first given to stockholders?

The enclosed Annual Report on Form 10-K and proxy card, together with this Notice of Annual Meeting and Proxy Statement, were first sent, or given, to stockholders on or about April 30, 2007.

What is a quorum of stockholders?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares as of the Record Date will constitute a quorum. We must have a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether a quorum is present. Since there were 33,227,740 shares of Common Stock outstanding as of the Record Date, the presence of holders of 16,613,871 shares in person or by proxy shall constitute a quorum.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. We urge you to respond to your brokerage firm so that your vote will be cast. Votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified us on a proxy card or voting instruction form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”

How are abstentions and broker non-votes treated?

The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of all votes cast in person or by proxy at the meeting is required for ratification of the selection of the registered independent public accountants. Neither abstentions nor broker non-votes will be counted as “votes cast” and thus will have no effect on the outcome of either proposal.

How many votes does it take to pass each matter?

If a quorum is present at the Annual Meeting, the following vote is needed to approve or take the indicated action:

•	A plurality of all the votes cast to elect directors

•	A majority of all the votes cast to approve the proposal regarding the ratification of the selection of Stegman & Company as our registered independent public accountants

How do I vote?

You can vote on matters to come before the Annual Meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person; or (ii) you can vote by completing, dating and signing the enclosed proxy card and returning it to us by the use of the pre-addressed, postage paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors.

What is a proxy holder; What is a proxy?

A proxy holder is another person you authorize to vote on your behalf by signing a proxy. We solicit proxies so that all TVI common shares may be voted at the Annual Meeting even if the stockholders do not attend the Annual Meeting.

Who are the proxy holders?

The proxy holders are George J. Roberts and Sean R. Hunt, each of whom was appointed by the Board of Directors at a meeting held on April 18, 2007.

How will the proxy holders vote my shares?

If you properly sign and return your proxy card or voting instruction form your shares will be voted as you direct. If you sign and return your proxy card or voting instruction form but do not specify how you want your shares voted, they will be voted FOR the election of the nominee for Director as set forth under “Election of Directors” and FOR the ratification of the selection of our registered independent public accountants. Also, you will give your proxy holders authority to vote, using their discretion, on any other business that properly comes before the Annual Meeting.

How do I vote using my proxy card?

There are four steps.

1.	Vote on each of the proposals as follows:

•	Proposal #1 The name of the Class C director nominee is listed on your proxy card. You have two voting options:

•	Option 1. To vote for the director nominee, check the box marked “FOR”

•	Option 2. To abstain from voting for the director nominee (that is, not vote for or against the nominee), you check the box marked “WITHHOLD AUTHORITY.”

•	Proposal #2 Check the box “APPROVE,” or “DISAPPROVE,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your signed and dated proxy card in the pre-addressed, postage-prepaid envelope.

4.	Check the indicated box on your proxy card if you plan to attend the Annual Meeting.

Can I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting, unless you want to change your vote.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker. Your broker will send you a proxy card or voting instruction form for these shares. You should vote on each proxy card or voting instruction form you receive and mail it to the address shown on the proxy or form.

How do I change my vote?

You may change your vote at any time before the Annual Meeting by:

•	Notifying the Corporate Secretary, in writing at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, that you are revoking your proxy card; or

•	Completing and sending in another proxy card or voting instruction form with a later date; or

•	Attending the Annual Meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

We are soliciting your proxy through our directors, officers and employees, by mail. However, proxies may also be solicited in person, by telephone or by facsimile. We pay the cost of soliciting proxies, if any.

PROPOSAL NO. 1: ELECTION OF ONE CLASS C DIRECTOR

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEE FOR CLASS C DIRECTOR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE NOMINEE.

General

The Amended and Restated By-Laws of the Company (the “By-laws”) provide that the Company’s business shall be managed under the direction of a Board of Directors, with the number of directors to be ten members, unless and until otherwise determined by resolution of the Board of Directors. The Board currently has five members as determined by a resolution of the Board of Directors. TVI has a classified Board of Directors, pursuant to which TVI directors have been divided into three classes to serve three year terms, or until their successors are duly elected and qualify. Class C currently contains one member whose term expires at this year’s Annual Meeting; Class B currently contains two members whose terms expire at the 2009 Annual Meeting; and Class A currently contains two members whose terms expire at the 2008 Annual Meeting.

TVI’s current Class C director is Harley A. Hughes. Lieutenant General Hughes (USAF retired) has been nominated to serve a new term as a Class C director. If elected at the Annual Meeting, General Hughes would serve until the annual meeting of stockholders in 2010 and until his successor is elected and duly qualified, or until his death, resignation or removal.

General Hughes is presently serving as a director and as the Company’s Interim President and Chief Executive Officer and is anticipated to be available for election and able to serve the entire term for which election is sought. If he should become unavailable, however, the proxy will be voted for a substitute nominee designated by the Board. Any vacancy that exists or occurs during the year may be filled for a remainder of the term by a majority vote of the Board of Directors without any further stockholder action.

Vote Required

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Shares represented by executed proxies will be voted, if authority is not withheld, FOR the election of the Class C nominee named below.

Class C Director Nominee

Term Expires in 2010

Harley A. Hughes, our newly-named Interim President and Chief Executive Officer, is our nominee for Class C director. If he is elected he will serve for a term of three years until the annual meeting of stockholders in 2010 and until his successor is elected and duly qualified, or until his death, resignation or removal. Certain information about General Hughes is set forth below.

Since 2003, General Hughes, age 71, has served as a member of TVI’s Board of Directors, including past service on the Company’s Audit, Corporate Governance and Compensation Committees. Since 1993 he has served as the Chairman of F&H 2, Inc., a consulting firm which develops strategies for predicting emerging weapons requirements in a changing political, budgetary and technological environment. During the late 1980s, General Hughes served as both deputy chief of staff for plans and operations, Headquarters U.S. Air Force, and the Air Force operations deputy to the Joint Chiefs of Staff, Washington, D.C. During the Vietnam conflict, General Hughes served as a command pilot logging over 5,000 flying hours and 225 combat missions in Southeast Asia, with numerous military decorations and awards. General Hughes serves as a member of the proxy board of Pinkerton Government Services, Inc., as a director of Aviation Technology Group, Inc. and is an advisor to ManTech International Corporation. General Hughes holds a Bachelor of Science degree from Oklahoma State University and both a Bachelor of Arts degree and a Master of Science degree from the University of Colorado. General Hughes also completed Squadron Officer School, National War College and the Industrial College of the Armed Forces.

General Hughes was appointed as the Company’s Interim President and Chief Executive Officer on April 18, 2007.

Continuing Class A Directors

Terms Expire in 2008

Certain information about our continuing Class A Directors is set forth below.

Matthew M. O’Connell. Since May 2005, Mr. O’Connell, age 54, has served as a member of the Company’s Board of Directors. Since 2001, Mr. O’Connell has served as the Chief Executive Officer, President and as a member of the Board of Directors of GeoEye, Inc. and its predecessor, formerly known as ORBIMAGE, Inc., a publicly held company which is a leading provider of global space-based imagery of the earth. Mr. O’Connell has over 20 years of experience in communications management and finance. Prior to joining GeoEye, Mr. O’Connell was a managing director at Crest Advisors, a New York-based private investment bank that advises and invests in middle-market companies, especially in the media and communications industries. Prior to joining Crest, Mr. O’Connell was Senior Vice President, Legal and Business Affairs for Sony Worldwide Networks, a division of Sony Corporation specializing in radio and Internet programming. Before working at Sony, he served as Senior Vice President and General Counsel of Osborn Communications Corporation, a publicly-traded radio and television station operator. Prior to his tenure at Osborn, Mr. O’Connell was the Assistant General Counsel at Cablevision Systems Corporation, where he was responsible for acquisitions and finance, including the company’s initial public offering. Mr. O’Connell began his career as a lawyer on Wall Street, specializing in mergers and acquisitions and corporate finance. Mr. O’Connell has a Juris Doctor degree from the University of Virginia and a Bachelor of Arts degree from Trinity College where he was elected to Phi Beta Kappa.

Other than serving as a director of TVI, Mr. O’Connell has no material relationship with TVI.

Todd L. Parchman. Since May 2005, Mr. Parchman, age 52, has served as a member of the Company’s Board of Directors. Since 1996, Mr. Parchman has served as a co-founder and partner of Parchman, Vaughan & Company, L.L.C., a Baltimore-based investment banking firm providing investment banking services to the education and training industries and related businesses. From 1990 to 1996, prior to founding Parchman, Vaughan, Mr. Parchman managed the investment banking business of Ferris, Baker Watts, Incorporated, the largest full-service investment banking firm headquartered in Washington, D.C., and served on its Board of Directors. Mr. Parchman started his career in 1975 as a corporate banker in the First National Bank of Chicago’s First Scholar program. In 1979, he joined Norwest Corporation in Minneapolis and ultimately became Senior Vice President and Managing Officer of its Norwest Energy Finance unit. In 1985, he founded Signet Investment Banking Company and served as its Senior Managing Director. Mr. Parchman has served on a number of non-profit and corporate boards in his 30 year career. Mr. Parchman has taught graduate-level courses in finance and negotiation at Johns Hopkins University and St. Thomas University. Mr. Parchman is also a Trustee of the Culver Educational Foundation. Mr. Parchman currently serves as a board member of The Education Industry Association, a trade group representing enterprises engaged in providing education services, as well as the United States Lacrosse Foundation, an independent nonprofit corporation that operates in support of US Lacrosse, the national governing body of men’s and women’s lacrosse. Mr. Parchman has a Master of Business Administration degree in Finance and Accounting from the University of Chicago and a Bachelor of Arts degree in Economics and French from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.

Other than serving as a director of TVI, Mr. Parchman has no material relationship with TVI.

Continuing Class B Directors

Terms Expire in 2009

Certain information about our continuing Class B Directors is set forth below.

Mark N. Hammond. Since 1996, Mr. Hammond, age 48, has served as a member of the Company’s Board of Directors and since August 2002 has served as Chairman of the Board of Directors of the Company. From August 2002 to May 2005, Mr. Hammond also served as Chair of the Audit Committee and since May 2005 has served as Chair of the Corporate Governance Committee. For the past 17 years, Mr. Hammond has served as the Chief Financial Officer of the American Beverage Association and previously held various financial management positions with the Association dating back to December 1984. Mr. Hammond also serves as a member of the Board of Trustees of Limestone College. He is a Certified Public Accountant with approximately 26 years of public accounting experience. Mr. Hammond has a Bachelor of Science degree in Accounting from Limestone College and is a member of several professional accounting associations.

Other than serving as a director of TVI, Mr. Hammond has no material relationship with TVI.

Donald C. Yount, Jr. Since 2001, Mr. Yount, age 46, has served as Principal and Chief Financial Officer of Mid-Atlantic Venture Funds, a partnership consisting of four venture capital funds investing in growing businesses located in the Mid-Atlantic. From October 1998 until joining Mid-Atlantic, Mr. Yount served in various executive positions with Advanced TelCom Group, a provider of integrated telephone services. Mr. Yount has also served in various senior financial positions with a number of technology and communications companies. He is a Certified Public Accountant and started his career in public accounting.

Mr. Yount has both a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. Mr. Yount has served as a member of the Company’s Board of Directors since December 2005.

Previously, he served on the Board of Directors of Safety Tech International, Inc. (“STI”), a private company which TVI acquired by merger in November 2005. The agreement and plan of merger between TVI and STI provided for the appointment of Mr. Yount to TVI’s Board of Directors within 30 days of the closing of the merger.

Mr. Yount was appointed as the Company’s Interim Senior Vice President and Chief Operating Officer on April 18, 2007.

Executive Officers

In addition to the information provided above with regard to General Hughes, the Company’s Interim President and Chief Executive Officer, and Mr. Yount, the Company’s Interim Senior Vice President and Chief Operating Officer, the following is information about the Company’s other senior executive officers.

Dale E. Kline, Sr. Mr. Kline, age 60, has served as the President of the Company’s subsidiary, Safety Tech International, Inc., since the Company acquired privately-held Safety Tech by merger in November 2005. From August 2000 to immediately prior to joining the Company in November 2005, Mr. Kline served as President and Chief Executive Officer of STI, a private company engaged in the design, manufacturing and marketing of powered air purifying respirators, dual air supply units and any other respiratory products for chemical, biological, radiological and nuclear protection. Prior to joining STI, Mr. Kline held various financial and management positions with manufacturing and consulting firms. Mr. Kline has both a Master of Business Administration degree and a Bachelor of Arts degree from Mount Saint Mary’s University and an Associate degree in Accounting from Frederick Community College.

George J. Roberts. Mr. Roberts, age 62, has served as Senior Vice President and Chief Financial Officer of the Company since August 2005. From March 2003 until joining TVI in August 2005, Mr. Roberts was employed by Visual Networks, Inc., where he served as CFO from August 2003 until July 2004. From January 2002 to February 2003, Mr. Roberts was Senior Vice President and Chief Financial Officer of Princeton Lightwave, an optical laser and amplifier manufacturer. From January 2000 to December 2001, he was Senior Vice President and Chief Financial Officer of Nexterna, a mobile resource management and software systems provider. Mr. Roberts began his career at General Electric Company, where he served in various capacities throughout his 30-year tenure, including vice president and controller of the GE’s Technology Management Services business.

Thomas N. Brown. Mr. Brown, age 48, has served as the President of the Company’s subsidiary, Signature Special Event Services, Inc., since the Company acquired privately-held Signature Special Event Services, LLC in November 2006. From November 2003 until joining TVI, Mr. Brown as served as President and Chief Executive Officer of Signature Special Event Services, LLC, a leading provider of full-service rental services for traditional special events and for disaster relief and recovery efforts with infrastructure offerings, including tents, flooring/staging, lighting, power, climate control and foodservice equipment. From October 1998 to October 2003, Mr. Brown served as the General Manager of the Central Atlantic Region for United Rentals, Inc., an international equipment rental company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Section 16(a) forms furnished to the Company pursuant to Rule 16a-3 under the Exchange Act and written representations from the persons required to file them, the Company believes that each of our directors and executive officers filed all the required reports during 2005, except as follows: George J. Roberts, our Chief Financial Officer, and Charles L. Sample, who resigned as Executive Vice President and as a director of the Company on April 18, 2007, were each late in filing one report on Form 4.

Certain Relationships and Transactions

There were no transactions, or series of similar transactions, either during 2006 or currently proposed, to which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, 5% or greater stockholder or any immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. There are no known family relationships between any of the Company’s officers or directors.

The Company’s Code of Business Conduct and Ethics provides that any contract or transaction between the Company and any other entity in which one or more of the Company’s directors or executive officers are directors or officers, or have a financial interest, are prohibited unless a waiver is obtained from the Board of Directors.

The Company has adopted a written policy that requires Audit Committee approval of all transactions between the Company and any “related party,” which term includes: executive officers; directors; entities in which one or more of its directors or executive officers are directors or officers or have a 5% or greater beneficial ownership interest; holders of 5% or more of the Company’s stock; and immediate family members of any of the foregoing.

In the course of its review and approval or ratification of a related party transaction, the Audit Committee considers:

•	the benefits to the Company;

•	the impact of a director’s independence if the related party is a director;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

CORPORATE GOVERNANCE

The Board of Directors met six times during 2006. All members of the Board attended at least 75% of the Board and committee meetings held during 2006. We expect that all Board members will attend the Annual Meeting. All of the current members of the Board attended last year’s annual meeting of stockholders.

The Board has reviewed the independence of its members under the independence criteria of the NASDAQ Stock Market. Based on this review, the Board has determined that each of the current directors, other than General Hughes and Mr. Yount (who are interim executive officers of the Company), satisfies the independence requirements of the NASDAQ Stock Market and no current director, other than General Hughes and Mr. Yount, has a material relationship with the Company other the individual’s position as director.

The independent directors meet in executive session without the presence of any corporate officer or member of management in conjunction with certain regular meetings of the Board. A director designated by the non-management directors chairs the session. The independent directors met in executive session two times during 2006.

The Board of Directors has established three standing committees to assist it in carrying out its responsibilities, namely the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.tvicorp.com. The committee charters are also available in print to any stockowner upon written request. As of the Record Date, the composition and other information regarding each committee was as follows:

Audit Committee:

Number of Members:	Three

Current Members:	Todd L. Parchman (Chair), Mark N. Hammond and Matthew M. O’Connell

All of the members are outside directors who are not officers or employees of the Company and satisfy the independence requirements of the NASDAQ Stock Market. Messrs. Parchman and Hammond each qualifies as an “audit committee financial expert” for purposes of satisfying the requirements of the NASDAQ Stock Market and the federal securities laws regarding inclusion of a financial expert on the Audit Committee. General Hughes also served on the committee until April 18, 2007 when he was appointed Interim President and Chief Executive Officer.

Number of Meetings in 2006:	Eleven

Functions:

•        Responsible for selecting, overseeing, evaluating and compensating the independent public accountants.

•        Review and pre-approve all audit services.

•        Examine the scope and extent of, and the results of, the audit conducted by the independent public accountants and advise the Board with respect thereto.

•        Review the recommendations of the independent public accountants with respect to accounting methods and internal controls and advise the Board with respect thereto.

•        Review with the independent accountants any audit problems or difficulties and disagreements during the course of the audit and management’s response thereto.

•        Resolve any disagreements between management and the independent accountants.

•        Assist the Board with oversight of the Company’s compliance with legal and regulatory requirements.

•        Administer the Company’s Accounting Complaint Policy, its Code of Ethics and its Code of Business Conduct and Ethics.

•        Conduct investigations and recommend action to the Board with regard to any complaint received regarding the Company’s accounting policies and financial reporting practices, internal accounting controls or internal and external auditing matters including, where indicated, referring matters to, and cooperating with, appropriate governmental authorities.

•        Perform such other functions and responsibilities as may be assigned by the Board.

Charter:	The Audit Committee operates pursuant to a Charter that was approved by the Board in March 2003.

Report of the Audit Committee on

Audited Financial Statements for the Year Ended December 31, 2006

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee is comprised of independent directors as defined by the rules of the NASDAQ Stock Market and acts under a written charter that was approved by the Board on March 27, 2003. Company management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The registered independent public accountants are responsible for auditing the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

The Committee met and held discussions with management and the independent public accountants to review and discuss the Company’s internal control over financial reporting and the audited financial statements for the year ended December 31, 2006. The Committee also reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. As part of this review, the Committee reviewed the basis for management’s conclusions in that report. It also reviewed the report of the independent auditors on internal control over financial reporting. During 2006, the Committee reviewed management’s plan for documenting and testing controls, the results of its documentation and testing, any deficiencies discovered and the resulting remediation of deficiencies. The Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The foregoing report was prepared as of March 12, 2007, by the following directors, constituting all of the members of the Company’s Audit Committee at that time:

Todd L. Parchman (Chair) Mark N. Hammond Harley A. Hughes*

*General Hughes served on the Audit Committee from May 2006 until April 18, 2007 when he was appointed Interim President and Chief Executive Officer and was a member of the Committee at the time it held the meetings and made the recommendations referred to in the above report. Prior to his appointment as Interim President and Chief Executive Officer, General Hughes was an independent director of the Company. Mr. O’Connell was appointed to the Audit Committee on April 18, 2007.

Compensation Committee:

Number of Members:	Three

Current Members:

Matthew M. O’Connell (Chair), Mark N. Hammond and Todd L. Parchman

All of the members are outside directors who are not officers or employees of the Company and satisfy the independence requirements of the NASDAQ Stock Market. General Hughes served as Chair of the Committee until April 18, 2007 when he was appointed Interim President and Chief Executive Officer.

Number of 2006 Meetings:	Five

Functions:	Recommends to the Board compensation policies, including incentive compensation, for the principal executive officers of TVI.

Charter:	The Compensation Committee operates pursuant to a charter that was approved by the Board in March 2004.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

Corporate Governance Committee:

Number of Members:	Three

Current Members:	Mark N. Hammond (Chair), Todd L. Parchman and Matthew M. O’Connell

All of the members are outside directors who are not officers or employees of the Company and satisfy the independence requirements of the NASDAQ Stock Market. General Hughes also served on the committee until April 18, 2007 when he was appointed Interim President and Chief Executive Officer.

Number of 2006 Meetings:	One

Functions:

•        Recommend to the Board procedures for promoting effective corporate governance generally and effective Board deliberations and Committee work specifically.

•        Establish criteria for nominating candidates to serve as Board members and the process for identifying and evaluating nominee candidates.

•        Recommend to the Board nominee candidates to serve as Board members.

•        Consider nominee candidates recommended by stockholders. Such recommendations must be served in writing to the Corporate Secretary at the Company’s address and must be accompanied by detailed biographical and occupational data on the nominee candidate, along with a written consent of the nominee candidate to consideration of his or her name by the Committee. The Company’s By-Laws include additional requirements regarding nominations of persons at stockholders’ meetings other than by the Board.

•        Review and make recommendations to the Board with regard to director compensation.

Charter:	The Corporate Governance Committee operates pursuant to a charter that was approved by the Board in March 2004.

Selection and Evaluation of Board Candidates

The Corporate Governance Committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community, and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. As part of the process of selecting Board candidates, the Committee seeks a determination as to whether the Board candidate is “independent” as defined by the NASDAQ Stock Market listing standards. The Committee generally relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders and stockholders as a source for potential Board candidates.

The Corporate Governance Committee will consider candidates nominated by stockholders. Under the Company’s By-laws, stockholder nominations must be made in writing, delivered to the Corporate Secretary, 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, and be received by the Corporate Secretary no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with the Company’s By-laws, such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations regulated by Regulation 14A of the Exchange Act including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Although it has no formal policy regarding stockholder nominees, the Corporate Governance Committee believes that stockholder nominees should be reviewed in substantially the same manner as other nominees.

Communications with the Board of Directors

Our Board of Directors encourages our stockholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communications as follows:

TVI Corporation 7100 Holladay Tyler Road Glenn Dale, Maryland 20769 Attention: Corporate Secretary

You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of the Company relating to a financial relationship or transaction will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Codes of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, and has also adopted a Code of Business Conduct and Ethics that is applicable to all of the Company’s employees. Compliance with these codes of conduct is mandatory.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date for:

•	each person who we know owns beneficially more than 5% of our Common Stock,

•	each named executive officer,

•	each of our directors and the nominee, and

•	all of our named executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of Common Stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after the Record Date. Further, such beneficial ownership includes securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

The percentages have been calculated by treating as outstanding for purposes of calculating the percentage ownership of a particular person all shares of the Company’s Common Stock outstanding as of such date and all such shares issuable to such person in the event of the exercise of the person’s options, if any, exercisable at such date or within 60 days after the Record Date. All addresses for the executive officers and directors are TVI Corporation’s address at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Atlas Master Fund, Ltd.	2,402,256	(1)	7.2
Kern Capital Management, LLC	2,147,300	(2)	6.5
Royce & Associates, LLC	2,812,645	(3)	8.5
Schwartz Investment Counsel, Inc.	1,650,000	(4)	5.0
Thomas N. Brown	13,629	(5)	*
Dale Kline, Sr.	581,947	(6)	1.8
Richard V. Priddy	632,246	(7)	1.9
George J. Roberts	8,233	(8)	*
Charles L. Sample	613,300	(9)	1.8
Mark N. Hammond	709,227	(10)	2.1
Harley A. Hughes	71,656	(11)	*
Matthew M. O’Connell	64,410	(12)	*
Todd L. Parchman	79,710	(13)	*
Donald C. Yount, Jr.	83,703	(14)	*
All Directors and Executive Officers as a group (10 persons)	2,858,061	(15)	8.3

*	Less than 1%.

(1)	According to a Schedule 13G/A filed with the SEC on February 8, 2007 on behalf of Atlas Master Fund, Ltd. and affiliated entities (“Atlas”). Atlas’ address is c/o Walkers SPV Limited, Walker House, P.O. Box 908 GT, George Town, Grand Cayman, Cayman Islands, British West Indies. Dmitry Balyasny, a United States citizen whose business address is 181 West Madison, Suite 3600, Chicago, IL 60602, is the sole managing member of the general partner of the investment adviser of Atlas.

(2)

According to a Schedule 13G/A filed with the SEC on February 14, 2007 on behalf of Kern Capital Management, LLC (“Kern”). Kern possesses sole investment and voting power over the above shares. Kern’s address is 114 West 47th Street, Suite 1926, New York, New York 10036. Robert E. Kern, Jr. and David G. Kern are principals and controlling members of Kern.

(3)	According to a Schedule 13G filed with the SEC on December 14, 2006 on behalf of Royce & Associates, LLC and affiliated entities (“Royce”). Royce’s address is 1414 Avenue of the Americas, New York, NY 10019.

(4)	According to a Schedule 13G filed with the SEC on February 12, 2007 on behalf of Schwartz Investment Counsel, Inc. (“SICI”) and Schwartz Investment Trust (“SIT”), which purport to beneficially own 925,000 and 725,000 shares, respectively. SICI/SIT’s address is 3707 W. Maple Rd, Suite 100, Bloomfield Hills, MI 48301.

(5)	Mr. Brown is President of Signature Special Event Services, Inc., a wholly owned subsidiary of the Company.

(6)	Mr. Kline is President of Safety Tech International, Inc., a wholly owned subsidiary of the Company.

(7)	Includes 182,246 shares of Common Stock held directly and options to purchase 450,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date. Mr. Priddy resigned as the Company’s President and Chief Executive Officer and as a director of the Company on April 18, 2007.

(8)	Mr. Roberts is the Senior Vice President and Chief Financial Officer of the Company.

(9)	Includes 236,400 shares of Common Stock held directly, options to purchase 175,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date, and 201,900 shares of Common Stock held by Mr. Sample’s spouse. Mr. Sample resigned as an Executive Vice President and a Director of the Company on April 18, 2007.

(10)	Includes 472,227 shares of Common Stock held directly, options to purchase 225,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date, and 12,000 shares of Common Stock held by Mr. Hammond’s three daughters. Mr. Hammond is an independent director of the Company.

(11)	Includes 21,656 shares of Common Stock held directly and options to purchase 50,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date. General Hughes was appointed as the Company’s Interim President and CEO on April 18, 2007 and is also a director of the Company.

(12)	Includes 14,410 shares of Common Stock held directly and options to purchase 50,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date. Mr. O’Connell is an independent director of the Company.

(13)	Includes 14,410 shares of Common Stock held directly, 15,300 shares held by Parchman Vaughn & Company LLC, Retirement Plan of which Mr. Parchman is a trustee and 50,000 options to purchase shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date. Mr. Parchman is an independent director of the Company.

(14)	Includes 58,703 shares of Common Stock held directly and options to purchase 25,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date. Mr. Yount was appointed as Interim Senior Vice President and COO on April 18, 2007 and is a director of the Company.

(15)	Includes options to purchase 1,025,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the table date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee. The Compensation Committee establishes and oversees the Company’s executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, bonuses, and incentive awards to be paid to senior executives. The Committee, together with the other independent members of the Board, determines and approves CEO compensation. The Committee is comprised of independent directors, none of whom is or was an officer or employee of the Company or its subsidiaries. As noted below, the Company engaged a compensation consultant and received recommendations and advice on the Company’s compensation practices and policies and how the compensation of our executives compares to peer group companies.

Goals and Objectives of the Compensation Process. The Committee’s overall goals are to establish a compensation program for senior executives that aligns the interests of stockholders and management and to attract and retain the services of qualified senior executives. The Committee further seeks to ensure that these overall compensation philosophies and goals enhance the growth of the Company’s core businesses both organically and through acquisitions. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we consider the effect of executive compensation and incentive programs on our employees. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals, with our ultimate objective being to increase long-term stockholder value. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable. The Committee evaluates both performance and compensation to ensure that the Company can attract and retain key employees and executives and in that connection the Committee seeks to ensure that the Company’s compensation remains competitive to compensation paid to executives of our peer companies. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Components of Compensation. Compensation for Company executives consists of both cash and equity-based awards. The annual cash compensation consists of base salary and annual bonus opportunities. Long-term equity-based awards are provided under the Company’s Incentive Stock Option Plan (the “Plan”). In addition, in conjunction with its acquisition of Signature Special Event Services (“SSES”), the Company instituted a long-term incentive compensation program for the senior management team of SSES.

Base Salary. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and compensation levels in relevant markets for comparable talent. Base salaries for senior executives are reviewed from time to time by the Committee. In establishing base salaries for our Chief Executive Officer and other senior executives, we have engaged a compensation consultant to benchmark compensation paid by peer group companies.

Bonuses. Annual bonuses are paid to key employees and senior executives based on the achievement of individual and overall corporate financial and other goals. The annual cash bonus paid to our former chief executive officer in 2006 for 2005 performance was determined under a formula contained in his three-year employment agreement that was entered into effective January 2006. Bonus amounts paid to certain senior executives are commission based and bonus amounts for these managers may significantly exceed their base salary.

Equity Compensation. The Committee believes strongly in long-term equity incentives as an effective method of creating a direct link between compensation and the long-term performance of the Company. During 2006, the Committee issued incentive stock options from the Company’s Plan to a number of executives, senior managers and key employees. Additionally, during 2005 awards of restricted stock grants were also made under the Company’s Plan to a select number of executives and senior managers. In determining all equity awards the Committee bases its decisions on the individual’s performance and potential to improve long-term stockholder value.

Perquisites. We limit the perquisites that we make available to our executive officers although certain of our executives are entitled to a car allowance pursuant to the terms of their employment agreements. In this regard, it should be noted that we do not provide pension or deferred compensation arrangements, post-retirement health coverage, or similar benefits for our executives.

Outside Compensation Consultant. To further its compensation objectives, the Committee has engaged a compensation consultant to assist it in structuring the Company’s annual and long-term incentive-based cash and non-cash executive compensation. In particular, the Committee has engaged Kennedy & Rand Consulting, Inc., an outside benefits and compensation consulting firm (“K&R”), to conduct an annual review of its total compensation program for our Chief Executive Officer as well as for other key executives. K&R provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and other members of our executive team. In preparing its analysis, K&R utilized a peer group consisting of firms comparable in size and industry to ours. Their recommendations with respect to base salary, bonus and equity incentive compensation were based on their recommended peer group because the firms included in that group were more similar in size to ours and were more consistent in industry focus. The Committee took their recommendations into consideration when setting base salaries for fiscal 2006, including the base salary of our Chief Executive Officer.

Overview of Compensation and Process. At the beginning of each fiscal year, it has been the practice of our Compensation Committee to review the history of all the elements of each executive officer’s total compensation. Typically, the Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee may accept or adjust such recommendations.

In general, the Committee uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	peer group information

•	performance against corporate and individual objectives for the previous year

•	value of their unique skills and capabilities to support long-term performance of the Company

•	performance of their general management responsibilities

•	contribution as a member of the executive management team

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

The Committee takes the following items of corporate performance into account in setting compensation policies:

•	corporate financial performance per our financial plan

•	diversification efforts and acquisition activity

•	customer satisfaction

•	achievement of our strategic objectives

•	addressing industry challenges and the federal, state and local funding environment

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals. In connection with the Company’s October 2006 acquisition of SSES, the Company entered into an incentive long-term compensation program consisting of awards payable based on achievement of specific financial performance metrics by our SSES subsidiary during the period 2007 through 2009, payable in a combination of cash and Company stock. Thomas Brown, the President of our SSES subsidiary, and two other key SSES employees are beneficiaries under this plan. The plan was approved by the Company’s Board of Directors in connection with the acquisition of SSES and is designed to maximize the incentives for SSES’ management to achieve superior financial results and synergies.

During early 2006, we entered into a three-year employment agreement with our former CEO, Richard V. Priddy, with an initial term that began effective as of January 1, 2006. Pursuant to that agreement, during 2006 Mr. Priddy was paid a base salary of $290,000 and received an annual incentive award of $27,960 calculated under the agreement as a percentage of the Company’s 2005 net profit. In evaluating the CEO’s performance during the term of the prior agreement, and to establish the terms of the January 2006 agreement, the Committee took into account a number of factors, including the CEO’s efforts to diversify the Company’s core business and achieve growth through internal research and development projects and other initiatives, as well as through acquisitions and alliances. The Committee also considered the steps taken by the CEO to address the challenges unique to the Company’s industry, such as the uncertainty presented by organizational and other changes in the Department of Homeland Security that impacted state and local agency funding and spending.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including equity grants under the Plan, in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report was prepared on March 16, 2007, by the following directors, constituting all of the members of the Company’s Compensation Committee at that time:

Harley A. Hughes (Chair)* Mark N. Hammond Matthew M. O’Connell

*

General Hughes served as Chair of the Compensation Committee from May 2006 until April 18, 2007 when he was appointed Interim President and Chief Executive Officer. He was Chair of the Committee at the time it held the meetings and reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement. Prior his appointment as Interim President and Chief Executive Officer, General Hughes was an independent director of the Company. Effective on April 18, 2007, Mr. O’Connell was appointed as Chair of the Committee and Mr. Parchman was added as a member of the Committee.

Summary Compensation Table for 2006

The following table sets forth the total compensation paid for services rendered during 2006 to our former Chief Executive Officer, our Chief Financial Officer and our other executive officers whose total compensation for services rendered in 2006 exceeded $100,000. We refer to these officers as our “named executive officers” elsewhere herein.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Richard V. Priddy (3) President and Chief Executive Officer and Director	2006	299,615	27,960	(4)	104,562	30,333	462,470
George J. Roberts Senior Vice President and Chief Financial Officer	2006	209,038	—		58,971	6,118	274,127
Charles L. Sample (5) Executive Vice President and Director	2006	341,000	—		57,766	19,913	418,679
Dale E. Kline President, Safety Tech International, Inc.	2006	162,932	—		—	21,731	184,663

(1)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of awards pursuant to the Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)	For Mr. Priddy the amount reflects a car allowance of $8,048, $16,250 in Board fees paid during the first quarter of 2006 and $6,035 in 401(k) match benefits. For Mr. Robert the amount shown represents 401(k) match benefits. For Mr. Sample the amount shown represents $16,250 in Board fees paid during the first quarter of 2006 and $3,663 in 401(k) match benefits. For Mr. Kline the amount shown represents a car allowance of $16,640 and $5,091 in 401(k) match benefits. Effective in May 2006, the Board eliminated the payment of cash compensation to directors who are not independent.

(3)	Mr. Priddy resigned his positions as President and Chief Executive Officer and director on April 18, 2007.

(4)	Bonus payable in accordance with the terms of Mr. Priddy’s employment agreement. This employment agreement was terminated on April 18, 2007.

(5)	Mr. Sample resigned his positions as Executive Vice President and director on April 18, 2007.

Stock Awards Granted

We grant stock options to our executive officers and key employees based upon performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. Options and stock awards are granted under our Plan. However, except for our Chief Executive Officer, there is no set formula for the granting of awards to individual executives or employees. Under his employment contract, our former Chief Executive Officer received an annual award of incentive stock options for 50,000 shares issued on the date of our annual stockholders’ meeting. During 2006, the four named executive officers received stock options to acquire an aggregate of 110,000 shares or 24% of the total options granted in 2006. Each of our non-employee directors receives grants of options and stock awards under the Plan as described under “Director Compensation-Stock and Option Grants below.”

Timing of Grants

Option awards to our named executive officers are typically granted annually in conjunction with the review of the individual performance of our executive officers. This review takes place at a regularly scheduled meeting of the Compensation Committee. The Board had delegated to our former Chief Executive Officer the ability to grant option awards between scheduled meetings of the Board both: (i) to new employees subject to certain limits (20,000 stock option shares to any one new employee; 100,000 stock option shares in the aggregate), and (ii) to existing employees (100,000 stock option shares in the aggregate), which awards were subsequently reported and ratified at the next scheduled meeting of the Compensation Committee. During 2006, our Chief Executive Officer made grants of a total of 376,500 options to 44 key employees under this policy. The exercise price of stock options is set at the prior day’s closing price of our common stock on the NASDAQ Stock Market. Stock awards are granted to our non-employee directors on the date of our annual meeting of stockholders, in accordance with the terms of our Plan.

Grants of Plan-Based Awards

The following table sets forth for each of our named executive officers certain information with respect to grants of plan-based awards during 2006. There were no stock awards made to our named executive officers during 2006.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Richard V. Priddy (3)	5/15/06	50,000	3.44	$75,500
George J. Roberts	8/11/06	35,000	2.18	$36,050
Charles L. Sample (4)	8/11/06	25,000	2.18	$25,750
Dale E. Kline	—	—	—	—

(1)	Options vest and become exercisable in three equal annual installments commencing one year after the grant date.

(2)	Assumptions used in the calculation of this amount are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(3)	Mr. Priddy resigned his positions as President and Chief Executive Officer and director on April 18, 2007.

(4)	Mr. Sample resigned his positions as Executive Vice President and director on April 18, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each of our named executive officers certain information regarding equity awards outstanding as of December 31, 2006.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Richard V. Priddy (2)	— 62,500 125,000 25,000 125,000 50,000	50,000(1) 62,500(2) — — — —	3.44 4.36 2.98 1.47 1.21 0.275	5/15/2016 1/03/2015 1/01/2009 5/22/2008 1/02/2008 6/5/2007
George J. Roberts	— 22,500	35,000(1) 22,500(2)	2.18 3.16	8/11/2016 8/16/2015
Charles L. Sample (3)	— 22,500 50,000 50,000 50,000	25,000(1) 25,000(2) — — —	2.18 4.72 3.94 1.47 0.415	8/11/2016 2/10/2015 5/05/2014 5/22/2008 8/14/2007
Dale E. Kline	—	—	—	—

(1)	Options become exercisable in three equal annual installments commencing one year after the grant date.

(2)	Options become exercisable in two equal annual installments commencing one year after the grant date.

(3)	Mr. Priddy resigned his positions as President and Chief Executive Officer and director on April 18, 2007.

(4)	Mr. Sample resigned his positions as Executive Vice President and director on April 18, 2007.

Option Exercises and Stock Vested

None of our named executive officers exercised stock options or acquired shares on vesting of stock grants during 2006.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006 with respect to the compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,853,000	$2.69	2,800,000
Equity compensation plans not approved by security holders(2)	n.a.	n.a.	6,500,000

(1)	Equity compensation plans approved by security holders include (i) the TVI 1995 Non-Qualified Stock Plan, and (ii) the Plan. All securities remaining available for future issuance under equity compensation plans are available under the Plan.

(2)	Equity compensation plans not approved by security holders consist of an Incentive Bonus Program (the “Program”) that the Company entered into with three members of the Signature Special Event Services, LLC (“SSES, LLC”) senior management team in conjunction with the Company’s acquisition of SSES, LLC on October 31, 2006. The Program consists of an annual bonus based on EBITDA and a separate three-year bonus based on TVI’s return on invested capital related to its acquisition of SSES, LLC, payable in 2010. Any bonus earned under the Program may be paid in any combination of cash and shares as TVI shall elect, provided that at least 35% of each payment must be in cash. Each of the three participants will be entitled to receive one-third (1/3) of any bonus that becomes payable so long as his employment with the Company continues; provided, however, that, in the event a participant is terminated by the Company “without cause” or quits for “good reason” (each as defined), a participant will remain eligible to receive 20% of all bonus payments otherwise due under the Program. The total number of shares of TVI common stock issuable under the Program, together with any shares issuable to the participants under any other plan or program of TVI or its subsidiaries, shall not exceed 6.5 million shares.

Employment Agreements

Richard V. Priddy

On May 15, 2006, we executed an employment agreement with Richard V. Priddy, our President and Chief Executive Officer. The agreement became effective as of January 1, 2006 and had an initial three-year term. The employment agreement was terminated on April 18, 2007 in conjunction with Mr. Priddy’s resignation as President and Chief Executive Officer of the Company.

Dale E. Kline, Sr.

In connection with the Company’s acquisition of STI, we entered into an employment agreement with Mr. Kline to serve as the President of our Safety Tech International subsidiary. The employment agreement became effective on November 8, 2005 and has an initial term of four years at a base salary of $170,000 per year. The employment agreement also provides that Mr. Kline is entitled to participate in bonus incentive programs that may be established by our Board of Directors from time to time. Mr. Kline is also entitled to participate in all employee benefit plans and arrangements generally available to our senior officers. The employment agreement contains non-disclosure, restrictive covenants and non-competition provisions typical for executive employment agreements of this type. In addition, the agreement contains termination provisions as described under “ – Post Termination Compensation – Termination of Employment Arrangements” below.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 100% of the first 3% of the participant’s compensation that has been contributed to the plan. All of our executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Other Post-Employment Payments

We do not provide post-employment health coverage or other benefits, except in connection with the employment agreements, details of which are included below under “ – Termination of Employment Arrangements”.

Termination of Employment Arrangement

Dale E. Kline, Sr. As described above under the heading “Employment Agreements,” we are a party to an employment agreement with Dale E. Kline, Sr., the President of our Safety Tech International subsidiary. If Mr. Kline’s employment terminates for cause or due to Mr. Kline’s breach of the agreement by refusing to continue his employment, our obligation to pay any further compensation, severance allowance, or other amounts payable under the agreement terminates on the date of termination, other than benefits under benefit plans and programs that are earned and vested by the date of termination, Mr. Kline’s pro rata annual salary through the date of termination, any stock options that have vested as of the date of termination, and accrued vacation as required by applicable law.

We may terminate Mr. Kline’s employment immediately upon written notice. Mr. Kline may terminate the agreement at any time for good reason within 30 days after Mr. Kline learns of the event or condition constituting good reason. If we terminate Mr. Kline’s employment without cause or Mr. Kline terminates his employment for good reason prior to the expiration of the agreement, he will be entitled to receive severance pay for a period of the lesser of nine months or the remaining term of the employment agreement. Using Mr. Kline’s 2006 base salary, Mr. Kline would have been entitled to a cash severance benefit of $127,500.

If we terminate Mr. Kline’s employment without cause or if Mr. Kline terminates his employment for good reason prior to the expiration of the agreement he will additionally be entitled to receive his proportionate share of the maximum earnout payment under the merger agreement governing our acquisition of STI regardless of whether the triggering financial performance thresholds therefor were satisfied, which shall be payable at such time it would otherwise be due and payable under the merger agreement. Mr. Kline was not entitled to any earnout payment for 2006. The maximum earnout benefit payable to Mr. Kline is $1.38 million

If Mr. Kline’s employment is terminated due to his incapacity or death, Mr. Kline, or his estate or legal representative, will be entitled to his proportionate share of any earnout payment payable under the merger agreement so long as the triggering financial performance thresholds therefore were satisfied, which shall be payable at such time it would otherwise be due and payable under the merger agreement.

Director Compensation

General

On an annual basis, the Corporate Governance Committee reviews and makes recommendations to the Board with regard to director compensation. Compensation for service as a Board member consists of both cash payments and equity-based awards under the Company’s Non-employee Director Compensation Program (the “Director Program”).

Cash Compensation

For 2006, the Director Program consisted of the following cash components: (i) an annual payment of $25,000, payable quarterly in advance; (ii) $1,500 for each Board meeting attended in person; and (iii) $750 for each Committee meeting attended in person, if held on a day other than the day of either a regularly scheduled Board meeting or other Committee meeting. The Chairman of the Board received $1,875 for each month of such service, payable monthly in advance. Additionally, the Chairman of each Committee received $1,875 per quarter, payable quarterly in advance. No additional fees are paid for attendance at any Board or Committee meetings. Beginning in May 2006, the Board eliminated the payment of any Board compensation to directors who are not independent.

Stock and Option Grants

Under the current Director Program, upon their initial election to the Board by the Company’s stockholders, independent directors receive a grant of options exercisable for 25,000 shares of Common Stock, priced at the closing trading price on the date of the annual meeting. Accordingly, Mr. Yount received a non-qualified stock option covering 25,000 shares of TVI Common Stock with an exercise price of $3.44 at the 2006 Annual Meeting held on May 15, 2006. The options have a term of five years and vest in full and first become exercisable on the earlier to occur of the first anniversary of the grant (i.e., May 15, 2007) or the date of the 2007 Annual Meeting. In addition, all independent directors received an annual grant under the Plan of Common Stock with a value of $25,000, with the number of shares determined by the fair market value of the Company’s Common Stock on the date of grant. Consequently, at the 2006 Annual Meeting, each independent director received a grant of 7,267 shares, based on the closing trading price of the Common Stock as of the date of the 2006 Annual Meeting of $3.44.

The Company includes equity-based awards as a part of the independent directors’ compensation for their board service, as the Board believes that it is important that TVI independent directors are also TVI stockholders.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2006 as described above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Harley A. Hughes	56,125	25,000	—	—	81,125
Matthew M. O’Connell	47,500	25,000	—	—	72,500
Todd L. Parchman	64,500	25,000	—	—	89,500
Mark N. Hammond	77,250	25,000	—	—	102,250
Donald C. Yount, Jr.	40,000	25,000	31,250	—	96,250

PROPOSAL TWO: RATIFICATION OF SELECTION OF

REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS FOR 2007

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Audit Committee of the Board of Directors, which is composed entirely of independent directors, has selected Stegman & Company to serve as the Company’s registered independent public accountants for the year ending December 31, 2007. The Board of Directors has approved this selection and, although ratification by the stockholders is not required by either law or the By-laws of the Company, both the Audit Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the critical role played by the independent public accountants in auditing the Company’s financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting. No determination has been made as to what action our Audit Committee and our Board would take if you fail to ratify the selection of Stegman & Company. Additionally, even if the selection is ratified, the Audit Committee retains discretion to select a new independent firm if the Audit Committee concludes such a change would be in the best interests of the Company and our stockholders.

Stegman & Company has audited our financial statements since fiscal 2003. A representative from Stegman & Company will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

Below is a breakdown of fees billed by Stegman & Company in 2006 and 2005:

	Audit Fees (1)	Audit-Related Fees	Tax Fees	All Other Fees
2006	$115,500	$12,875	$12,975	$—
2005	95,915	25,829	16,140	—

(1)	Audit fees include work in connection with quarterly reviews.

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Stegman & Company’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

This Proposal will not be approved unless it receives the affirmative vote of the holders of a majority of the votes cast on such Proposal in person or by proxy. Because neither abstentions nor broker non-votes will be counted as votes cast, they will have no effect on the outcome of the Proposal. If not otherwise specified, proxies will be voted FOR approval of the Proposal.

OTHER BUSINESS

Company management does not know of any other matters that will come before the 2007 Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if the person named as a nominee for election as a director should decline or be unable to so serve, the persons named as Proxies are authorized to vote the shares as they see fit and will act according to their best judgment. Except as the Board of Directors may otherwise permit, no business shall be conducted at the Annual Meeting except as described above. If the Chairman of the Annual Meeting determines that any business was not properly brought before the Annual Meeting, the Chairman will announce this at the Annual Meeting and the business will not be conducted. If any other business does properly come before the Annual Meeting the proxy holders will vote on such matters according to their discretion.

YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any proposal subject to Rule 14a-8 which a stockholder wishes to have presented at the next Annual Meeting of Stockholders, currently expected to be held during May 2008, must be received at the office of the Company at TVI Corporation, 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769 no later than December 28, 2007. In order for a stockholder proposal submitted outside Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposals must be received by the Company no later than January 28, 2008.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K may be obtained, without charge, by written request to the Corporate Secretary at TVI Corporation, 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769. The Form 10-K is not part of this Proxy Statement or the proxy solicitation materials.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-

paid envelope we have provided or return it to TVI Corporation,

c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TVI CORPORATION

		FOR	WITHHOLD AUTHORITY

1.	The election of Harley A. Hughes, as a Class C Director for a three-year term ending at the 2010 Annual Meeting. (The Board of Directors unanimously recommends a vote FOR the election of the nominee.)	☐	☐

	APPROVE	DISAPPROVE	ABSTAIN

2.

Ratify the selection of Stegman & Company as the Company’s registered independent public accountants for the fiscal year ending December 31, 2007.

(The Board of Directors unanimously recommends a vote FOR approval.)

	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the director nominee and FOR the ratification of the selection of Stegman & Company as the Company’s registered independent public accountants.

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said Annual Meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE ANNUAL MEETING IN THE ENCLOSED ENVELOPE.

	Yes	No

I plan to attend the Annual Meeting.	☐	☐

`	`
Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

Proxy

DETACH HERE

TVI CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is being solicited by the Board of Directors of TVI Corporation (the “Company”). The undersigned hereby appoint(s) each of George J. Roberts and Sean R. Hunt (the “Proxy Committee”), or either of them as proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of TVI Corporation to be held at the Company’s headquarters located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, and any adjournment or postponement thereof (the “Annual Meeting”), and to vote all shares of Common Stock of the Company held of record by the undersigned on March 22, 2007 (the “Shares”), upon any and all matters that may properly come before the Annual Meeting.

IF THIS PROXY CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS

This proxy authorize(s) the Proxy Committee to vote at their discretion on any other matter that may properly come before the Annual Meeting. The Proxy Committee may appoint one or more substitute proxy agent(s) to exercise the authority granted to it by this proxy and the undersigned hereby approves such appointment. The terms of this proxy shall be binding upon the successors and assigns of the undersigned stockholder or any transferee of any Shares to which it relates at anytime. By executing this proxy, the undersigned expressly consents to and authorizes the execution and delivery of this proxy by facsimile transmission or other comparable means.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

Proxy